SERVICES AGREEMENT

This Services Agreement (“Agreement”), executed as of the date written below, is made effective as of May 1, 2014 (the “Effective Date”), by and between Adaptive Medias, Inc. (“Adaptive”), OneScreen Inc. (“OneScreen”), and Media Graph, Inc. (“Media Graph”) individually referred to at times as the “Party” or collectively as the “Parties.”.

RECITALS

WHEREAS, OneScreen and Adaptive have entered into an agreement whereby OneScreen will assign and Adaptive will assume a significant majority of OneScreen’s current employees effective as of May 1, 2014 (the “Assignment”);

WHEREAS, OneScreen will be spinning off its subsidiary Media Graph pursuant to a Spin-Off Transfer and Separation Agreement entered into between OneScreen and Media Graph;

WHEREAS, OneScreen and Media Graph will need administrative, financial, and operational support;

WHEREAS, the Parties desire to enter into this Agreement for the purpose of engaging Adaptive to manage the administrative, financial and operational activities of OneScreen and Media Graph through the use of Adaptive’s employees transferred from OneScreen, identified in Exhibit A attached herewith (collectively the “Transferred Employees” and individually a “Transferred Employee”);

NOW, THEREFORE, and in consideration of the mutual covenants and agreements hereinafter contained, the Parties do hereby agree as follows:

AGREEMENT

1.0.            APPOINTMENT OF ADAPTIVE

1.1            Appointment by OneScreen.  OneScreen hereby appoints Adaptive as its service manager and hereby grants to Adaptive the authority and responsibility, as specifically set forth herein, to have the Transferred Employees perform the same or similar job functions as those performed prior to the Assignment and manage the day-to-day operations of OneScreen, including all revenue and non-revenue producing activities, to the extent permitted by California law.

1.2            Appointment by Media Graph. Media Graph hereby appoints Adaptive as its service manager and hereby grants to Adaptive the authority and responsibility, as specifically set forth herein, to have the Transferred Employees perform the same or similar job functions as those performed prior to the Assignment and manage the day-to-day operations of Media Graph, including all revenue and non-revenue producing activities, to the extent permitted by California law.

2.0         ADAPTIVE’S DUTIES

2.1          Services.  Adaptive shall provide to OneScreen and Media Graph use of the Transferred Employees to perform the same or similar job functions performed by the Transferred Employees prior to the Assignment and manage the day-to-day operations of OneScreen and Media Graph (the “Services”).  Such Services may be changed from time to time by agreement of the Parties in accordance with the provisions of this Agreement.

2.2.         Adaptive Staff.  Adaptive shall allow the Transferred Employees to continue to perform the same or similar job functions as was performed immediately prior to the Assignment. If any Transferred Employee is no longer employed by Adaptive for any reason, Adaptive shall not be required to hire an employee to replace such Transferred Employee. Other than as provided in Section 3, Adaptive shall be responsible for the payment of the Transferred Employees’ payroll (salary, bonus, overtime, etc.) obligations, including being responsible for the payment of payroll taxes.

3.0.        ONESCREEN’S AND MEDIA GRAPH’S DUTIES

3.1.         Facilities.  OneScreen and Media Graph shall provide use of its facilities, equipment, and any other asset needed by Transferred Employees to perform their duties as prescribed in this Agreement.

3.2.         Payroll.  OneScreen shall be responsible for the first month of the Term’s payroll obligations for the Transferred Employees, and shall transfer sufficient funds directly to Adaptive or to Media Graph to meet such obligations under this section on the Effective Date.

3.3          Benefits.  During the Term, OneScreen shall maintain the health benefit plans for the Transferred Employees and be responsible for the payment of health premiums to OneScreen’s current health insurance providers, Blue Shield of California, Kaiser, Delta Dental, and MES Vision. To the extent that OneScreen is unable to meet such obligations under this section, Adaptive shall transfer sufficient funds to OneScreen to allow OneScreen to pay the health premiums under an interest-free loan agreement, with payment due within sixty (60) days after the expiration of the Term.

4.0         INDEMNIFICATION

4.1         Indemnification.  Each Party shall indemnify, hold harmless, and defend the other Party from any and all liability, loss, claims, lawsuits, damages, injury, costs or expense, arising out of or incident to the performance or nonperformance under this Agreement by such indemnifying Party, its directors, officers, employees, contractors, subcontractors and agents, including (without limitation) all attorneys’ fees and court costs; provided, however, neither Party shall be liable to the other hereunder for any claim covered by insurance, except to the extent that the liability of the other Party exceeds the amount of such insurance coverage.

5.0         TRADE SECRETS

5.1          Trade Secrets.  The Parties acknowledges that each Party, in connection with its business, has developed certain operating manuals, symbols, trademarks, trade names, service marks, designs, patient lists, procedures, processes, and other copyrighted, patented, trademarked, or legally protectable information which is confidential and proprietary to the Party that constitute its trade secrets. The Parties shall not use any name, symbol, mark, or other proprietary information of the other Party except as expressly permitted.

6.0         TERM AND TERMINATION

6.1.         Term.  The term of this Agreement shall be for a period of seven (7) months, commencing on the Effective Date of this Agreement (the “Term”).  This Agreement shall automatically terminate upon the expiration of the Term unless expressly renewed by the Parties.

6.2          Termination.

This Agreement may be terminated by either Party upon prior written notice for any of the following reasons:

6.2.1       Institution by a Party of proceedings of any nature under any laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Party is seeking relief as a debtor;

6.2.2       A general assignment by a Party for the benefit of creditors;

6.2.3       The institution by a Party, in the capacity of a debtor, of a proceeding in which such Party seeks relief from its indebtedness under any section or chapter of the Federal Bankruptcy Act as now existing or hereafter amended or becoming effective;

6.2.4       The institution against a Party, by one or more of its creditors, of a proceeding under any section or chapter of the Federal Bankruptcy Act as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of sixty (60) days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

6.2.5       A proposed plan of arrangement or other action by a Party’s creditors taken as a result of a general meeting of the creditors of such Party;

6.2.6       The appointment of a receiver, trustee or like officer, to take possession of a Party’s assets; which receivership remains undischarged for a period of thirty (30) days from the date of its imposition;

6.2.7       The material breach of this Agreement by either Party, provided that such breach continues uncured for a period of thirty (30) days after written notice thereof has been given by one of the Parties to the other;

6.2.8       The issuance of a final order of any governmental agency or court which has competent jurisdiction over Parties hereto which order requires the termination of this Agreement; or

6.3          Effect of Termination.

6.3.1       The various rights and remedies herein provided shall be cumulative and in addition to any other rights and remedies the Parties may be entitled to pursue under the law.  The exercise of one or more of such rights or remedies shall not impair the rights of either Party to exercise any other right or remedy at law or in equity.

6.3.2       Termination of this Agreement shall not release or discharge either Party from any obligation, debt or liability which shall have previously accrued and remains to be performed upon the date of termination.

6.3.3       Within sixty (60) days after termination of this Agreement pursuant to this Section, an accounting shall be made by each Party of all sums which may be due and owing to the other Party in accordance with this Agreement. Payment to settle any such balance shall be made within thirty (30) days after submission of each accounting.

7.0.      GENERAL PROVISIONS

7.1        Entire Agreement; Amendment.  The Parties agree that neither Party has made any representation, warranty or covenant not fully set forth herein, and that this Agreement is a complete statement of the entire agreement which supersedes all previous communications between the Parties hereto.  This Agreement may only be amended by written instrument executed by both Parties.

7.2        Prior Agreements.  This Agreement supersedes all prior oral or written agreements covering the same matter between the Parties.

7.3        Binding Effect.  The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors, assigns, and legal representatives, except that no Party may assign or transfer its rights or obligations under this Agreement in any manner other than as provided in this Agreement.

7.4        Severability.  The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding on the Parties.

7.5        Applicable Law.  This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of California.  Any actions, arbitration or proceedings instituted by either Party with respect to any matters arising under or growing out of this Agreement shall be brought and tried only in the courts located in the County of Orange, State of California, and each of the Parties hereto expressly waives its rights under any applicable statute to cause any such action or proceeding to be brought or tried elsewhere.

7.6        Headings.  Any titles, captions or paragraphs contained in this Agreement are for convenience only and shall not be deemed part of the contents of this Agreement, and shall in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

7.7        Dispute Resolution.  Any controversies or claims between the Parties regarding this Agreement must first be put in writing and delivered to the other Party.  The Parties will make a good faith attempt to resolve the issue in question.  If the Parties to this Agreement cannot settle grievances or disputes between them in an informal and expeditious fashion, one or both of the Parties may file suit in an appropriate civil court.

7.8        Assignment.  This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

7.9        Other Contractual Commitments.  Each Party represents, assures, and agrees that it has not entered into, and that it shall not enter into, any other contractual commitment, contract, or relationship that will restrict or impair the Party’s performance of its contractual obligations under this Agreement

7.10      Representation by Counsel.  The Parties acknowledge that they have had the opportunity to consult with legal counsel of their choice prior to execution of this Agreement.  The Parties further acknowledge that the terms of this Agreement are the result of negotiations between them and that the terms of this Agreement shall not be construed in favor of, or against, any Party by reason of the extent to which a Party or its counsel participated in its drafting, or by reason of the extent to which this Agreement may be inconsistent with prior drafts thereof.

7.11      Third-Party Beneficiaries.  The rights and obligations of each Party to this Agreement shall inure solely to the benefit of the Parties hereto, and no persons or entity shall be a third party beneficiary of this Agreement

7.12      Waiver.  A waiver of any of the terms and conditions hereof shall not be construed as a waiver of any other terms and conditions hereof

7.13      Notices.  Any notice required or permitted by this Agreement shall be given in writing sent by overnight delivery, personal delivery or United States registered or certified mail, return receipt requested, all of which shall be properly addressed, with postage or delivery charges prepaid as follows:

If to Adaptive:	Adaptive Medias, Inc.
16795 Von Karman Ave., Suite 240
Irvine, CA 92606
Attn: Legal Dept.

If to OneScreen:	OneScreen Inc.
520 Broadway, Suite 350
Santa Monica, CA 90401
Attn: Legal Dept.

If to Media Graph:	Media Graph, Inc.
16795 Von Karman Ave., Suite 240
Irvine, CA 92606
Attn: Legal Dept.

Notices sent by personal delivery shall be deemed given upon actual receipt.  Notices sent by overnight delivery shall be deemed given on the next business day.  Notices sent via United States registered or certified mail shall be deemed given two (2) business days from mailing.

7.14      Counterparts.  This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one Agreement and shall be binding on all of the Parties hereto, notwithstanding that all of the Parties are not signatory to the original or the same counterparts.

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first- above written.

Date: May 13, 2014

Adaptive Medias, Inc.		OneScreen Inc.

/s/ Qayed Shareef		/s/ Norman Brodeur
Signature		Signature
By:	Qayed Shareef	By:	Norman Brodeur
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Media Graph, Inc.

/s/ Norman Brodeur
Signature
		By:	Norman Brodeur
		Title:	Chief Executive Officer

EXHIBIT A

Transferred Employees List

1.	Brett Kadowaki
2.	Daniel Dunckel
3.	Eddie Lehecka
4.	Edward Suh
5.	Ernesto Arroyo
6.	Francesco Tognoli
7.	James Wright
8.	Jason Foreman
9.	Jeffery Yun
10.	Jeremy Panlasigui
11.	Jonthan Sulistio
12.	Joon Heo
13.	Joshua Jun
14.	Joy De Guzman
15.	Justin Middleton
16.	Kevin McCully
17.	Kiyo Wilbur
18.	Laurent Jacquot
19.	Marjan Majdi
20.	Michelle Rivera
21.	Paul Stein
22.	Robert Rea
23.	Scott Samuels
24.	Vincent Du
25.	Yi-Chien Vincent Ho